                                                                  EXHIBIT (k)(4)

                             AGREEMENT OF AMENDMENT

                                                       Dated as of July 13, 2007

         Reference is made to that certain Amended and Restated Revolving Credit and Security Agreement dated as of July 14, 2006 (as from time to time amended, supplemented, waived or modified, the "Credit Agreement") among Van Kampen Senior Loan Fund (the "Borrower"), Falcon Asset Securitization Company LLC and Chariot Funding LLC (collectively, the "Lenders"), JPMorgan Chase Bank N.A. ("JPMorgan"), The Bank of New York ("BNY"), Llyods TSB Bank plc ("Lloyds"), State Street Bank and Trust Company ("State Street," and together with JPMorgan, Lloyds and the other banks and financial institutions from time to time parties thereto, the "Secondary Lenders") and JPMorgan Chase Bank N.A., as program agent (the "Program Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

         The parties hereto agree that, effective as of the date hereof, the definition of the term "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "July 13, 2007" set forth therein with the date "July 11, 2008."

         The Borrower represents and warrants to the Program Agent, the Lender and the Secondary Lenders that immediately after giving effect to this Agreement of Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects and no Default or Event of Default shall have occurred and be continuing.

         This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

         All references in any Program Document to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof, the Credit Agreement, as amended hereby, is in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.



VAN KAMPEN SENIOR LOAN FUND,               JPMORGAN CHASE BANK, N.A.,
as Borrower                                as Secondary Lender and Program Agent



By: /s/ Robert P. Drobny                   By: /s/ Julie C. Kraft
    --------------------                       ------------------
    Name:  Robert P. Drobny                    Name:  Julie C. Kraft
    Title: Vice President                      Title: Vice President


                                           FALCON ASSET SECURITIZATION
CHARIOT FUNDING LLC,                       COMPANY LLC,
as Lender                                  as Lender

By  JPMorgan Chase Bank, N.A.,             By  JPMorgan Chase Bank, N.A.,
    its attorney-in-fact                       its attorney-in-fact


By: /s/ Julie C. Kraft                     By: /s/ Julie C. Kraft
    ------------------                     ------------------
    Name:  Julie C. Kraft                      Name:  Julie C. Kraft
    Title: Vice President:                     Title: Vice President

                                           STATE STREET BANK AND TRUST
THE BANK OF NEW YORK,                      COMPANY,
as Secondary Lender                        as Secondary Lender



By: /s/ Joanne Carey                       By: /s/ James H. Reichert
    ----------------                           ---------------------
    Name:  Joanne Caret                        Name:  James H. Reichert
    Title: Vice President                      Title: Vice President

LLOYDS TSB BANK plc,
as Secondary Lender



By: /s/ Daniella Chun         /s/ Michelle White
    -----------------         ------------------
    Name:  Daniella Chun            Michelle White
    Title: Associate Director       Associate Director
           C031                       W154